THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter referred to as the “Agreement”), is entered into as of this 24th day of May, 2012, by and among, ACCELERATED BUILDING CONCEPTS CORPORATION, a Delaware corporation (the “ABCC”), WHEREVERTV, INC., a Delaware corporation (“WTV”) and each of the equityholders of WTV (the “WTV Holders”). (ABCC, WTV, and the WTV Holders are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party”).

WITNESSETH

WHEREAS, ABCC is a publicly-owned Nevada corporation with 17,685,132 shares of common stock, par value $0.10 per share, issued and outstanding (the “ABCC Common Stock”) and is quoted on the Pink Sheets under the symbol “ABCC”.

WHEREAS, WTV is a Delaware corporation, all of the outstanding equity of which (the “WTV Shares”), is owned as of the date hereof by all the WTV Holders.

WHEREAS, ABCC shall acquire all of the WTV Shares from the WTV Holders solely in exchange for an aggregate of 2,670,000,000 newly issued shares of ABCC Common Stock (the “Exchange Shares”), pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the WTV Holders on a pro rata basis, in proportion to the ratio that the number WTV Shares held by such WTV Holder bears to the pro rata portion of WTV equity held by all the WTV Holders as of the date of the Closing as set forth on Schedule I.

WHEREAS, simultaneously with and as a condition precedent of, the Closing, ABCC and WTV shall consummate a private placement offering of ABCC Stock pursuant to Regulation D of the Securities Act of 1933, as amended, of a minimum of One Hundred Million (100,000,000) shares of ABCC Common Stock for a minimum offering amount of Five Hundred Thousand Dollars ($500,000) (the “Minimum Amount”) of shares of ABCC Common Stock at the purchase price of $0.005 per share (the “Financing”). Of this amount, $400,000 shall be due at closing with the additional $100,000 due within sixty (60) days following the day the Company files the necessary information on PinkSheets to upgrade the Company’s trading on PinkSheets to “OTC Pink Current”, or higher including: an Initial Company Information and Disclosure Statement; Attorney Letter; and Current Report disclosing the Closing. The Company agrees to file such information within fifteen (15) days of the Closing Date.

WHEREAS, immediately prior and as a condition precedent to the Closing, ABCC shall commence a Bankruptcy Proceeding under Chapter 7 of Title 11 of the Unites States Code (“Bankruptcy Proceeding”) of its wholly-owned subsidiary, New Century Structures, Inc. a Florida corporation (“NCSI”).

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

PLAN OF EXCHANGE

1.1     The Exchange. At the Closing (as hereinafter defined), all of the WTV Shares issued and outstanding immediately prior to the Closing Date shall be exchanged for Two Billion Six Hundred Seventy Thousand (2,670,000,000) shares of ABCC Common Stock. From and after the Closing Date, the WTV Holders shall no longer own any WTV Shares and the former WTV Shares shall represent the pro rata portion of the Exchange Shares issuable in exchange therefor pursuant to this Agreement. Any fractional shares that would result from such exchange will be rounded up to the next highest whole number.

1.2     Escrow. In order to secure ABCC’s obligations in accordance with this Agreement, the ABCC shareholders set forth on Schedule 1.2 hereof, who shall be issued Eight Hundred Fifty Million (850,000,000) Shares of ABCC Common Stock to retire and satisfy certain obligations of ABCC (the “ABCC Escrowees”), shall deliver the number of Exchange Shares set forth on Schedule 1.2, duly endorsed in blank for transfer, to Eric P. Littman, Trustee, as “Escrow Agent,” who shall hold the Escrow Shares pursuant to the provisions of this Section 1.2 , as follows

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(a)     Fifty Million (50,000,000) shares shall be delivered to the Escrow Agent to secure the ABCC Escrowees’ obligations related to the Financing Condition (the “Financing Shares”). If the ABCC Escrowees fail to satisfy the Financing Condition within seventy-five (75) days of the Closing Date, upon notice from ABCC’s board of directors, the Escrow Agent shall be authorized to retire and return to treasury the Financing Shares, on a pro rata basis. If the Financing Condition is satisfied within seventy-five (75) days of the Closing Date, the Company shall release all the Financing Shares to the ABCC Escrowees .

(b)     In order to indemnify WTV pursuant to Section 4.7 below, at the Closing, a number of shares of ABCC Common Stock, representing ten percent (10%) of ABCC Common Stock held by the ABCC Escrowees (the “Escrow Shares”), shall be delivered to the Escrow Agent. Until the first anniversary following the Closing (the “Measuring Period”), so long as no claims are asserted against ABCC, NCSI or WTV for liabilities incurred by ABCC and/or NCSI before the Closing Date (the “Escrow Liabilities”) and that offering proceeds in the Minimum Amount have been funded to ABCC under the Financing (the Financing Condition”), any remaining Escrow Shares will be released to the ABCC Escrowees promptly upon the anniversary of the Closing Date, provided that no Escrow Liabilities are asserted against ABCC during the Measuring Period (a “Liability Notice”).

(c)     Promptly (and in any event within 5 days after the receipt of a service of any citation or summons) after becoming aware of any claim or the commencement of any suit, action or proceeding made or brought by any Person not a party hereto, in respect of which indemnity may be sought under this Agreement, ABCC shall give notice thereof to the ABCC Escrowees.

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(d)     If ABCC receives a Liability Notice during the Measuring Period, and any Loss is incurred to ABCC and/or WTV as a result of defending, litigating, negotiating and/or settling the Escrow Liability, upon delivery of a written order, judgment, settlement agreement or a separate written agreement between ABCC and the ABCC Escrowees indicating the amount of the liability paid by ABCC and/or WTV, including attorneys’ fees (the “Liability Amount”), the Escrow Agent shall be authorized to retire and return to treasury a number of the Escrow Shares equal to the product of the Liability Amount divided by the closing bid price of ABCC Common Stock on ABCC’s primary trading exchange (or fair market value if no such exchange exists). As used in this Section 1.2: (a) “Loss” shall mean any and all costs and expenses, including reasonable attorneys’ fees, court costs, reasonable accountants’ fees, and damages and losses, net of any insurance proceeds actually received by the party suffering the Loss with respect thereto, incurred following the commencement of a proceeding, to its final determination and the exhaustion of any and all appeals; (b) “Escrow Liability” shall mean all Claims against NCSI or ABCC, and all liabilities, obligations or indebtedness of any nature whatsoever of NCSI, whenever accruing, and of ABCC, accruing on or before the Closing Date (whether primary, secondary, direct, indirect, liquidated, unliquidated or contingent, matured or unmatured), including, but not limited to (i) any breach by ABCC of any of its representations or warranties set forth in Article III herein, (ii) any breach by ABCC of any of the representations or warranties set forth in the subscription agreement delivered to investors in connection with the Financing that has its basis in the operations of ABCC prior to the Closing, (iii) any litigation threatened, pending or for which a basis exists, that has resulted or may result in the entry of judgment in damages or otherwise against ABCC or NCSI; (iv) any and all outstanding debts owed by ABCC or NCSI; (v) any and all internal or employee related disputes, arbitrations or administrative proceedings threatened, pending or otherwise outstanding, (vi) any and all liens, foreclosures, settlements, or other threatened, pending or otherwise outstanding financial, legal or similar obligations of ABCC or NCSI, (vii) any and all Taxes for which ABCC or any of its direct or indirect assets may be liable or subject, for any taxable period (or portion thereof) ending on or before the Closing Date, including, without limitation, any and all Taxes resulting from or attributable to ABCC’s ownership or operation of the NCSI assets, (viii) any and all Taxes for which ABCC or its assets may be liable or subject as a consequence of Buyer’s acquisition, formation, capitalization and ownership of NCSI, whether related to a taxable period (or portion thereof) ending on or after the Closing Date, and (ix) all fees and expenses incurred in connection with effecting the adjustments contemplated by this Section 1.6, as such ABCC Liabilities are determined by ABCC’s independent auditors, on a quarterly basis; and (c) “WTV Liabilities” shall mean all Claims against WTV or any of its Subsidiaries, and all liabilities, obligations or indebtedness of any nature whatsoever of WTV or any of its subsidiaries, whenever accruing on or before the Closing Date (whether primary, secondary, direct, indirect, liquidated, unliquidated or contingent, matured or unmatured), including, but not limited to (i) any breach by WTV of any of its representations or warranties set forth in Article II herein, (ii) any litigation threatened, pending or for which a basis exists, that has resulted or may result in the entry of judgment in damages or otherwise against WTV; (iii) any and all outstanding debts owed by WTV; (iv) any and all internal or employee related disputes, arbitrations or administrative proceedings threatened, pending or otherwise outstanding, (v) any and all liens, foreclosures, settlements, or other threatened, pending or otherwise outstanding financial, legal or similar obligations of WTV, (vi) any and all Taxes for which WTV or any of its direct or indirect assets may be liable or subject, for any taxable period (or portion thereof) ending on or before the Closing Date, and (vii) all fees and expenses incurred in connection with effecting the adjustments contemplated by this Section 1.6, as such ABCC Liabilities are determined by ABCC’s independent auditors, on a quarterly basis.

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1.3     No Dilution. Except as set forth herein, ABCC shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the ABCC Common Stock between the date of this Agreement and the Closing.

1.4     Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur immediately following the execution of this Agreement providing the closing conditions set forth in Articles V and VI have been satisfied or waived (the “Closing Date”).

1.5     Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.3, 6.2, 6.3 and 6.4, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier. At the Closing, the Exchange Shares shall be issued in the names and denominations provided by WTV.

1.6     Standstill. Until the earlier of the Closing or July 31, 2012 (the “No Shop Period”), neither WTV nor the WTV Holders will (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of WTV to or with any other entity or person, except as contemplated by the Transaction, other than sales of goods and services by WTV in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than ABCC, and its authorized agents and representatives) any nonpublic information concerning WTV or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of WTV. If either WTV or any of the WTV Holders shall receive any unsolicited communication or offer, WTV or the WTV Holders, as applicable, shall immediately notify ABCC of the receipt of such communication or offer. During the No-Shop Period, ABCC will not (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of ABCC to or with any other entity or person, except as contemplated herein, other than sales of goods and services by ABCC in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than WTV, and its authorized agents and representatives) any nonpublic information concerning ABCC or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of ABCC. If either ABCC or any of ABCC’s shareholders shall receive any unsolicited communication or offer, ABCC or such ABCC stockholder, as applicable, shall immediately notify WTV of the receipt of such communication or offer.

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1.7     Exemption From Registration. ABCC and WTV intend that the Exchange Shares to be issued pursuant to Section 1.1 hereof will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by reason of section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC thereunder.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WTV

WTV represents and warrants to ABCC that the statements contained in this Article II are true and correct to the knowledge of WTV. For purposes of this Article II, the phrase “to the knowledge of WTV” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of WTV immediately before the Closing.

2.1     Organization. WTV is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. WTV has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a WTV Material Adverse Effect (as defined below). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of WTV’s organizational documents. WTV has taken all action required by law, its certificate of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement, and otherwise to consummate the transactions herein contemplated. For purposes of this Agreement, “WTV Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of WTV or its subsidiaries taken as a whole.

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2.2     Capitalization. The authorized capital stock of WTV consists of 10,000,000 shares of common stock $0.0001 par value (“WTV Common Stock”) capital stock. As of the date of this Agreement, 6,240,673 shares of WTV Common Stock were issued and outstanding, no shares of preferred stock were authorized and no, warrants or, options to purchase shares of WTV Common Stock were outstanding. Section 2.2 of the WTV Disclosure Schedule sets forth a complete and accurate list of (i) all shareholders of WTV, indicating the number and class of WTV Shares held by each shareholder, and (ii) all stock option plans and other stock or equity-related plans of WTV. All of the issued and outstanding WTV Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than as listed in Section 2.2 of the WTV Disclosure Schedule, there are no notes or other indebtedness convertible into shares of any class of the WTV’s capital stock, outstanding or authorized options, warrants, rights, agreements or commitments to which WTV is a party or which are binding upon WTV providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to WTV. Except as set forth in Section 2.2 of the WTV Disclosure Schedule, there are no agreements to which the WTV is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of WTV. To the knowledge of WTV, there are no agreements among other parties, to which WTV is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of WTV. All of the issued and outstanding WTV Shares were issued in compliance with applicable federal and state securities laws.

2.3     Financial Statements. Except as set forth herein or in Section 2.3 of the WTV Disclosure Schedule:

(a) Within sixty (60) days of the Closing, WTV shall file all local income tax returns required to be filed by it from its inception to the date hereof. All such returns shall be complete and accurate in all material respects.

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(b) WTV has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which WTV may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c) No deficiency for any taxes has been proposed, asserted or assessed against WTV. There has been no tax audit, nor has there been any notice to WTV by any taxing authority regarding any such tax audit, or, to the knowledge of WTV, is any such tax audit threatened with regard to any taxes or WTV tax returns. WTV does not expect the assessment of any additional taxes of WTV for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of WTV.

(d) The books and records, financial and otherwise, of WTV are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4     Disclosure. No representation or warranty by WTV contained in this Agreement or in any of the Transaction Documentation, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of WTV pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. WTV has disclosed to ABCC all material information relating to the business of WTV or any Subsidiary or the transactions contemplated by this Agreement.

2.5     Undisclosed Liabilities. Neither WTV nor any Subsidiary has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on Section 2.5 of the WTV Disclosure Schedules referred to in (b) liabilities which have arisen in the Ordinary Course of Business (as defined herein) and (c) contractual and other liabilities incurred in the Ordinary Course of Business. As used in this Agreement, “Ordinary Course of Business” means the ordinary course of WTV’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.6     Absence of Certain Changes or Events. Except as set forth in this Agreement or in Section 2.6 of the WTV Disclosure Schedule:

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(a) except in the Ordinary Course of Business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of WTV or any Subsidiary; or (ii) any damage, destruction, or loss to WTV or any Subsidiary (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of WTV or any Subsidiary; and

(b) WTV or any Subsidiary has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent WTV consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of WTV or any Subsidiary; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7     Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of WTV, threatened by or against WTV or any Subsidiary, or affecting WTV or any Subsidiary, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8     No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which WTV or any Subsidiary is a party or to which any of its properties or operations are subject.

2.9     Contracts. WTV has provided, or will provide ABCC, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which WTV is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10   Compliance With Laws and Regulations. WTV has complied with all applicable statutes and regulations of any national, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of WTV.

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2.11   Approval of Agreement. The board of directors of WTV (the “WTV Board”) and the WTV Holders have authorized the execution and delivery of this Agreement by WTV and have approved the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by WTV and constitutes a valid and binding obligation of WTV, enforceable against WTV in accordance with its terms.

2.12   Title and Related Matters. WTV has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the WTV balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except: statutory liens or claims not yet delinquent; and as described in the WTV Disclosure Schedule.

2.13   Governmental Authorizations. WTV has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by WTV of this Agreement and the consummation by WTV of the transactions contemplated hereby.

2.14   Continuity of Business Enterprises. WTV has no commitment or present intention to liquidate WTV or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.15   Ownership of WTV Membership Interests. The WTV Holders are the legal and beneficial owners of 100% of the WTV Shares, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the WTV Holders have full right, power, and authority to transfer, assign, convey, and deliver their respective WTV Shares; and delivery of such WTV Shares at the Closing will convey to ABCC good and marketable title to such WTV Shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such WTV Shares being held by ABCC.

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2.16   Brokers. WTV has not entered into any contract with any person, firm or other entity that would obligate WTV or ABCC to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

2.17   Subsidiaries and Predecessor Corporations. WTV has no subsidiaries (the “Subsidiary”). For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 50% or more of the equity securities thereof or other equity interests therein (collectively, the “Subsidiaries”).The Subsidiary is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. The Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires qualification to do business, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a WTV Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. WTV has delivered or made available to ABCC complete and accurate copies of the charter, bylaws or other organizational documents of each Subsidiary. The Subsidiary is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the Subsidiary’s issued and outstanding equity securities are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity securities of the Subsidiary that are held of record or owned beneficially by WTV free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which WTV or the Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any equity securities of the Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Subsidiary. To the knowledge of WTV, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity securities of any Subsidiary. WTV does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability WTV, joint venture, trust or other business association other than the Subsidiary.

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2.18   Intellectual Property. WTV owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by WTV or the Subsidiaries to other parties (together, the “Customer Deliverables”) and (ii) to operate the internal systems of WTV or the Subsidiaries that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the “Internal Systems”; the Intellectual Property owned by or licensed to WTV or the Subsidiaries and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the “WTV Intellectual Property”). Each item of WTV Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. WTV has taken all reasonable measures to protect the proprietary nature of each item of WTV Intellectual Property. To the knowledge of WTV, (a) no other person or entity has any rights to any of WTV Intellectual Property owned by WTV except pursuant to agreements or licenses entered into by WTV and such person in the ordinary course, and (b) no other person or entity is infringing, violating or misappropriating any of WTV Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (v) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vi) other proprietary rights relating to any of the foregoing.

2.19   Certain Business Relationships With affiliates. Except as listed in Section 2.19 of the WTV Disclosure Schedule and except as contemplated by employment agreements, consulting agreements and the agreements contemplated by the Transactions: (i) no affiliate of WTV or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of WTV or any Subsidiary, (b) has any claim or cause of action against WTV or any Subsidiary, or (c) owes any money to, or is owed any money by, WTV or any Subsidiary.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ABCC

ABCC represents and warrants to WTV that the statements contained in this Article III are true and correct:

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3.1     Organization. ABCC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ABCC’s Articles of Incorporation or bylaws. ABCC has taken all action required by law, its Certificate of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and ABCC has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

3.2     Capitalization. The authorized capital stock of ABCC consists of 3,500,000,000 shares of ABCC Common Stock and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “ABCC Preferred Stock”). Immediately prior to the Closing there shall be 17,685,132 shares of ABCC Common Stock issued and outstanding, and no shares of ABCC Preferred Stock issued and outstanding. All of the issued and outstanding shares of ABCC Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which ABCC is a party or which are binding upon ABCC providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to ABCC. There are no agreements to which ABCC is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of ABCC. To the knowledge of ABCC, there are no agreements among other parties, to which ABCC is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of ABCC. All of the issued and outstanding shares of ABCC Common Stock were issued in compliance with applicable federal and state securities laws. The Exchange Shares to be issued at the Closing pursuant to Section 1.1 hereof, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights.

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3.3     Financial Statements. The audited financial statements and unaudited interim financial statements of the ABCC included in the ABCC Reports (collectively, the “ABCC Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the ABCC as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the ABCC.

3.4     Securities Act and Exchange Act Filings. ABCC has furnished or made available to WTV complete and accurate copies, as amended or supplemented, of all reports filed by ABCC under Section 13 or 15(d) of the Exchange Act and all proxy or information statements filed by ABCC under subsections (a) or (c) of Section 14 of the Exchange Act with the SEC (such documents are collectively referred to herein as the “ABCC Reports”). ABCC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. Each ABCC Report filed under the Exchange Act was filed on or before its due date (if any) or within the applicable extension period provided under the Exchange Act. As of their respective dates, ABCC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5     Undisclosed Liabilities. To the knowledge of ABCC, neither ABCC nor any Subsidiary has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for liabilities shown on the ABCC Financial Statements.

3.6     Absence of Certain Changes or Events. Except as described herein or set forth in the ABCC Schedules:

(a) Otherwise than has been disclosed, there has not been (i) any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of ABCC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of ABCC;

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(b) ABCC has not (i) amended its Certificate of Incorporation or by-laws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ABCC; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c) ABCC has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ABCC balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ABCC; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d) ABCC has no assets, liabilities or accounts payable of any kind or nature, actual or contingent, in excess of $10,000 in the aggregate as of the Closing Date; and

(e) To the best knowledge of ABCC, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of ABCC.

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3.7     Title and Related Matters. ABCC has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the ABCC balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a) statutory liens or claims not yet delinquent; and

(b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

3.8     Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of ABCC, threatened by or against or affecting ABCC, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.9     Contracts. ABCC is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

3.10   No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which ABCC is a party or to which it or any of its assets or operations are subject.

3.11   Governmental Authorizations. ABCC is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ABCC of this Agreement and the consummation by ABCC of the transactions contemplated hereby.

3.12   Compliance With Laws and Regulations. Each of ABCC and its Subsidiaries, except as provided herein or in the ABCC Schedules:

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(a) and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any governmental entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a ABCC Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c) has not, and the past and present officers, directors and affiliates of ABCC have not, been the subject of, nor does any officer or director of ABCC have any reason to believe that ABCC or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e) has not, and the past and present officers, directors and affiliates have not, been the subject of, nor does any officer or director of ABCC have any reason to believe that ABCC or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

(f) does not and will not immediately prior to the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements; and

(g) is not a “blank check Company” as such term is defined by Rule 419 of the Securities Act.

3.13   Insurance. ABCC owns no insurable properties and carries no casualty or liability insurance.

3.14   Approval of Agreement. The board of directors of ABCC (the “ABCC Board”) has authorized the execution and delivery of this Agreement by ABCC and has approved this Agreement and the transactions contemplated hereby.

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3.15   Material Transactions of Affiliations. Except as disclosed herein, there exists no material contract, agreement, or arrangement between ABCC and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by ABCC to own beneficially, 10% or more of the issued and outstanding common stock of ABCC and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% stockholder of ABCC has, or has had during the last preceding full fiscal year, any known interest in any material transaction with ABCC which was material to the business of ABCC. ABCC has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

3.16   Employment Matters. ABCC has no employees other than its executive officers.

3.17   Brokers. ABCC has not entered into any contract with any person, firm or other entity that would obligate WTV or ABCC to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

3.18   Subsidiaries.

ABCC has no Subsidiaries other than NCSI. NCSI is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. ABCC has delivered or made available to WTV complete and accurate copies of the charter, bylaws or other organizational documents of NCSI. All of the issued and outstanding shares of capital stock of NCSI are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of NCSI are owned by ABCC free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the ABCC or NCSI is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any ABCC Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to NCSI There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of NCSI.

3.19   Disclosure. No representation or warranty by ABCC contained in this Agreement or in any of the Transaction documentation, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of ABCC pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. ABCC has disclosed to WTV all material information relating to the business of ABCC or any Subsidiary or the transactions contemplated by this Agreement.

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ARTICLE IV

SPECIAL COVENANTS

4.1     Warrant Issuance. Immediately following the Closing, ABCC shall issue warrants to purchase 1,000,000 shares of ABCC Common Stock to Progressive Media Group, Inc., at an exercise price of $1.00 per share expiring in two years and warrants to purchase 1,000,000 shares of ABCC Common Stock to KCJ Trading, LLC at an exercise price of $1.00 per share expiring in two years. ABCC shall use its best efforts to register the shares underlying the warrants within 12 months of closing.

4.2     Actions of ABCC Shareholders. Prior to the Closing, ABCC shall cause the following actions to be taken by the written consent of the holders of a majority of the outstanding shares of common stock of ABCC:

(a) the approval of this Agreement and the Transactions contemplated hereby and thereby; and

(b) such other actions as the directors may determine are necessary or appropriate.

4.3     Actions of WTV. Prior to the Closing, WTV shall cause the following actions to be taken by the written consent of the holders of a majority of the outstanding shares of common stock of WTV:

(a) the approval of this Agreement and the Transactions contemplated hereby and thereby; and

(b) such other actions as the directors may determine are necessary or appropriate.

4.4     Access to Properties and Records. ABCC and WTV will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of ABCC or WTV in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of ABCC or WTV as the other shall from time to time reasonably request.

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4.5     Delivery of Books and Records. At the Closing, ABCC shall deliver to WTV, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of ABCC now in the possession or control of ABCC or its representatives and agents.

4.6     Actions Prior to Closing by both Parties.

(a) From and after the date of this Agreement until the Closing Date and except as permitted or contemplated by this Agreement, ABCC and WTV will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) Except as set forth herein, from and after the date of this Agreement until the Closing Date, neither ABCC nor WTV will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of WTV, or in Section 3.6, in the case of ABCC (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

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4.7     Indemnification.

(a) WTV hereby agrees to indemnify ABCC and each of the officers, agents and directors of ABCC as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(b) of this Agreement.

(b) ABCC hereby agrees to indemnify WTV and each of the officers, agents and directors of WTV as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby in accordance with the provisions of Section 1.6.

4.8     Appointment of Board Members. At the Closing, the current officers and directors shall resign effective upon the appointment of Mark Cavicchia, Thomas Curran, James Sung and Thomas Kanavy as members of ABCC’s board of directors.

4.9     Termination of Employees. Notwithstanding anything to the contrary contained in Section 4.8 herein, upon consummation of the closing, ABCC shall terminate all of its current employees, if any and there shall be no obligations on the part of ABCC for salary, employee benefits, incentive plans, or any other form of compensation.

4.10   Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). From and after the date of this Agreement and until the Closing Date, each Party hereto shall use its reasonable best efforts to cause the Share Exchange to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Share Exchange from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

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4.11   Information Provided to WTV Holders. WTV shall prepare, with the cooperation of ABCC, information to be sent to the WTV Holders in connection with receiving their approval of this Agreement and the Transactions contemplated hereby. Such information shall constitute a disclosure of the offer and issuance of the Exchange Shares. ABCC and WTV shall each use reasonable best efforts to cause information provided to such holders to comply with applicable federal and state securities laws requirements. Each of ABCC and WTV agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the holders of WTV Shares. WTV will promptly advise ABCC, and ABCC will promptly advise WTV, in writing if at any time prior to the Closing Date either WTV or ABCC shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The information sent shall contain the recommendation of the Board of Directors of WTV that the holders of WTV Shares approve the Share Exchange and this Agreement and the conclusion of the Board of Directors of WTV that the terms and conditions of the Share Exchange are advisable and fair and reasonable to the such holders. Anything to the contrary contained herein notwithstanding, WTV shall not include in the information sent to such holders any information with respect to ABCC or its affiliates or associates, the form and content of which information shall not have been approved by ABCC prior to such inclusion.

4.12   Reverse Split. As soon as possible following the Closing, ABCC shall cause to be filed, an amendment to its Certificate of Incorporation effectuating a reverse split of the ABCC Common Stock so that every One Hundred (100) Shares of ABCC Common Stock shall be reclassified as one (1) share of ABCC Common Stock (the “Reverse Split”). The ABCC Escrowees agree to reimburse ABCC for any and all costs incurred by ABCC in connection with the Reverse Split. Notwithstanding anything to the contrary contained herein; the Escrow Shares will not be released to the ABCC Escrowees until such costs are paid.

4.13   Retirement of Stock. At the Closing, the ABCC Escrowees shall deliver to WTV, certificates representing 12,846,215 shares of pre-split ABCC Common Stock, duly endorsed, which ABCC shall be authorized to retire and return to treasury.

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ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF ABCC

The obligations of ABCC under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1     Completion of the Financing. A sufficient number of subscriptions shall have been received for shares of ABCC Common Stock to consummate the Minimum Amount in the Financing.

5.2     Accuracy of Representations; Performance. The representations and warranties made by WTV in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and WTV shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by WTV prior to or at the Closing. ABCC may request to be furnished with a certificate, signed by a duly authorized officer of WTV and dated the Closing Date, to the foregoing effect.

5.3     Officer’s Certificates. ABCC shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of WTV to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of WTV threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the WTV Disclosure Schedule, by or against WTV which might result in any material adverse change in any of the assets, properties, business, or operations of WTV.

5.4     No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of WTV, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

5.5     Other Items.

ABCC shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as ABCC may reasonably request.

(a) Complete and satisfactory due diligence review of WTV by ABCC.

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(b) Approval of the Transaction by the WTV Board of Directors and the WTV Holders.

(c) Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from WTV’s lenders, creditors, vendors and lessors.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF WTV

The obligations of WTV under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1     Financing. A sufficient number of subscriptions shall have been subscribed and paid for shares of ABCC Common Stock equal to Four Hundred Thousand Dollars ($400,000) (the “Closing Minimum”). Notwithstanding anything to the contrary in this Section 6.1, the Closing Minimum shall in no manner be deemed a waiver of the requirement to raise the Minimum Amount in the Financing.

6.2     Bankruptcy Proceeding. The Bankruptcy Proceeding shall have been commenced and shall not prohibit the transactions consummated hereby.

6.3     Accuracy of Representations; Performance. The representations and warranties made by ABCC in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ABCC shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ABCC prior to or at the Closing. WTV shall have been furnished with a certificate, signed by a duly authorized executive officer of ABCC and dated the Closing Date, to the foregoing effect.

6.4     Officer’s Certificate. WTV shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of ABCC to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of ABCC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.5     No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of ABCC nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of ABCC.

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6.6     Good Standing. WTV shall have received a certificate of good standing from the Secretary of State of the State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that ABCC is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.7     Other Items.

(a) WTV shall have received a stockholder list of ABCC containing the name, address, and number of shares held by each ABCC stockholder as of the date of Closing certified by an executive officer of ABCC as being true, complete, and accurate by ABCC transfer agent.

(b) WTV shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as WTV may reasonably request.

(c) Complete and satisfactory due diligence review of ABCC by WTV.

(d) Approval of the Transaction by the ABCC Board.

(e) There shall have been no material adverse changes in ABCC, financial or otherwise.

(f) There shall be no ABCC Common Stock Equivalents outstanding as of immediately prior to the Closing. For purposes of the foregoing, “ABCC Common Stock Equivalents” shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from ABCC, or obligating ABCC to issue, any shares of any class of the capital stock of ABCC or any securities convertible into or exchangeable for such shares.

(g) Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from ABCC’s lenders, creditors; vendors, and lessors.

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ARTICLE VII

TERMINATION

7.1     Termination.

This Agreement may be terminated by either the WTV Board or the ABCC Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; (iii) there shall have been any change after the date of the latest balance sheets of WTV and ABCC, respectively, in the assets, properties, business, or financial condition of WTV and ABCC, which could have a materially adverse effect on the value of the business of WTV and ABCC respectively. In the event of termination pursuant to this paragraph (a) of Section 7.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated; (iv) the Closing Date shall not have occurred by July 31, 2012; or (v) if ABCC shall not have provided responses satisfactory in WTV’s reasonable judgment to WTV’s request for due diligence materials.

This Agreement may be terminated at any time prior to the Closing by action of the ABCC Board if WTV shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of WTV contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to WTV. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that WTV shall bear its own costs as well as the costs incurred by ABCC in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

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This Agreement may be terminated at any time prior to the Closing by action of the WTV Board if ABCC shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ABCC contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to ABCC. If this Agreement is terminated pursuant to this paragraph (c) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that ABCC shall bear its own costs as well as the costs of WTV incurred in connection with the negotiation, preparation, and execution of this Agreement.

ARTICLE VIII

FUTURE FUNDINGS

For a period of twenty-four (24) months from the Closing, the Company shall not engage in an equity funding of shares of its Common Stock at a price that is less than fifty percent (50%)) of the bid and ask weighted average, by calculating historical share price and trading volume, for the period of thirty (30) days prior to the date the intended financing is announced. During this twenty-four (24) month period, KCJ Trading, LLC and Progressive Media Group, Inc. shall have a right of first refusal of any shares, equity or debt offered (“Offered Securities”) by the Company. Notwithstanding anything to the contrary contained herein, Offered Securities shall exclude (i) any securities issued to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose; (ii) securities upon the exercise or exchange of or conversion of any securities and/or other securities exercisable or exchangeable for or convertible into securities of the Company; and (iii) securities issued pursuant to related business line acquisitions or strategic transactions approved by a majority of the directors of the Company.

ARTICLE IX

MISCELLANEOUS

9.1     Governing Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Delaware. If any action is brought between the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues related to this Agreement or otherwise, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Miami-Dade County, Florida. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys’ fees at trial and all appellate levels.

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9.2     Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

9.3     Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

9.4     Confidentiality. ABCC, on the one hand, and WTV and the WTV Holders, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential. The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. ABCC and WTV agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

9.5     Expenses. Except as otherwise set forth herein, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all costs and expenses incurred by WTV and ABCC after the Closing shall be borne by the surviving entity. After the Closing, the costs and expenses of the WTV Holders shall be borne by ABCC.

9.6     Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

9.7     Third Party Beneficiaries. This contract is solely between ABCC, WTV and the WTV Holders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

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9.8     Entire Agreement. This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

9.9     Survival. The representations and warranties of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

9.10   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

9.11   Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

9.12   Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

ACCELERATED BUILDING		WHEREVERTV, INC.
CONCEPTS, CORPORATION

By:	/s/ Doug Ward	By:	/s/ Mark Cavicchia
	Name: Doug Ward		Name: Mark Cavicchia
	Title: Chief Executive Officer		Title: Chief Executive Officer

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SCHEDULE I

Name	Percentage Of WhereverTV Shares	Number of Exchange Shares

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Schedule 1.2

Escrow Shares

Name	Number of Escrow Shares

TOTAL	135,000,000

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